UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  3/18/2011

Commission file number: 000-53632

BAKKEN RESOURCES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	26-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

 (Address of principal executive offices)

(406) 442-9444

(Registrant’s telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 8.01 – Other Events

On January 18, 2011, Bakken Resources, Inc. was informed by a source believed to be reliable that Continental Resources, Inc. had completed and were producing oil and gas from the Missoula #1-21H well, located in SE1/4 of the SE 1/4, Section 21, Township 152 North; Range 100 West (file number 19578), located in the Rough Rider District, McKenzie County, North Dakota.  This well was drilled in November of 2010 and it is presumed that it was not fraced and completed until recently, due to inclement weather conditions.  Bakken Resources owns 103 (+ or -) net acres in the 1,280 acre spacing unit on which the Missoula #1-21H well was drilled.  This well is defined as a horizontal multi-frac well and was drilled in the Bakken shale formation.  Fracing is a procedure whereby hydraulic pumps deliver high pressure fluids containing specially designed round ceramic beads and sand, which are utilized as a propellant and keeps the fissures and fractures open along the bedding-planes of the shale that are created by the high pressure fluids, providing a pathway to allow the gas and oil to flow into the drill hole.

While Bakken Resources has been able to verify that oil and gas is being produced by the Missoula #1 well, the amount of oil and gas production will not be reported by the operator/leasee.  Pursuant to the terms of the original landowner leases assigned to Bakken Resources, there is no provision for Continental Resources, Inc., as the operator, to inform or provide oil production information to Bakken Resources, including notification that oil production has occurred until the information release date for the well.  The information release date for the Missoula #1 well is April 4, 2011.  Bakken Resources owns 103 plus or minus net acres in the 1,280 acre spacing unit on which the Missoula #1-21H was drilled.  Bakken Resources own an undivided 50% of the gross royalty on the lease and the royalty lease rate is 17%.

Pursuant to the terms of the original landowner leases assigned to Bakken Resources, there is no provision for Continental Resources, Inc., as the operator, to inform or provide information to the Lessor pertaining to such data as; 1) the initial date of production, 2) the initial production; 3) the current rate of production; or 4) an analysis of the quality of the oil being produced.  Therefore, Bakken Resources will not have available any comprehensive information about the well until the information release date designated for this well is published and made public.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  March 23, 2011

 BAKKEN RESOURCES, INC.

By:

/s/ Val M. Holms

Val M. Holms

President  & CEO